CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectuses dated March 7, 2025, and included in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-1A, File No. 333-282907) of Victory Portfolios IV (the “Registration Statement”).

/s/ Ernst & Young LLP

Boston, Massachusetts

February 28, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Eﬀective Amendment to Registration Statement No. 333-282907 on Form N-1A of our reports dated as listed in Appendix A, relating to the ﬁnancial statements and ﬁnancial highlights of the Funds listed in Appendix A, appearing in Form N-CSR of the Trusts listed in Appendix A for the ﬁscal year end for each Fund listed in Appendix A, and to the references to us under the headings “Financial highlights” in the Prospectuses and “Independent registered public accounting ﬁrm" in the Statement of Additional Information, which are part of such Registration Statement.

Boston, Massachusetts

February 28, 2025

Appendix A

Fund Name	Trust	Fiscal Year	Audit
Report
End
Date

Pioneer Fundamental Growth Fund	Pioneer Series Trust X	3/31/2024	5/29/2024
Pioneer Multi-Asset Ultrashort Income	Pioneer Series Trust X	3/31/2024	5/29/2024
Fund

Pioneer Bond Fund	Pioneer Bond Fund	6/30/2024	8/23/2024
Pioneer Balanced ESG Fund	Pioneer Series Trust IV	7/31/2024	9/27/2024
Pioneer Multi-Asset Income Fund	Pioneer Series Trust IV	7/31/2024	9/30/2024
Pioneer Securitized Income Fund	Pioneer Series Trust IV	7/31/2024	9/27/2024
Pioneer Solutions - Balanced Fund	Pioneer Series Trust IV	7/31/2024	9/30/2024
Pioneer Active Credit Fund	Pioneer Series Trust X	8/31/2024	10/25/2024
Pioneer Disciplined Growth Fund	Pioneer Series Trust XII	8/31/2024	10/25/2024
Pioneer Disciplined Value Fund	Pioneer Series Trust III	8/31/2024	10/25/2024
Pioneer Global Equity Fund	Pioneer Series Trust V	8/31/2024	10/25/2024
Pioneer High Income Municipal Fund	Pioneer Series Trust V	8/31/2024	10/25/2024
Pioneer Short Term Income Fund	Pioneer Short Term	8/31/2024	10/25/2024
Income Fund

Pioneer Global Sustainable Growth Fund	Pioneer Series Trust XIV	9/30/2024	11/26/2024
Pioneer Global Sustainable Value Fund	Pioneer Series Trust XIV	9/30/2024	11/26/2024
Pioneer Intrinsic Value Fund	Pioneer Series Trust XIV	9/30/2024	11/26/2024
Pioneer Strategic Income Fund	Pioneer Series Trust XIV	9/30/2024	11/26/2024
Pioneer Cat Bond Fund	Pioneer Series Trust VII	10/31/2024	12/20/2024
Pioneer Equity Income Fund	Pioneer Equity Income	10/31/2024	12/20/2024
Fund

Pioneer Equity Premium Income Fund	Pioneer Series Trust VI	10/31/2024	12/20/2024
Pioneer Floating Rate Fund	Pioneer Series Trust VI	10/31/2024	12/20/2024
Pioneer High Yield Fund	Pioneer High Yield Fund	10/31/2024	12/20/2024
Pioneer Mid Cap Value Fund	Pioneer Mid Cap Value	10/31/2024	12/20/2024
Fund

Pioneer International Equity Fund	Pioneer Series Trust VIII	11/30/2024	1/27/2025
Pioneer Select Mid Cap Growth Fund	Pioneer Series Trust II	11/30/2024	1/27/2025
Pioneer AMT - Free Municipal Fund	Pioneer Series Trust II	12/31/2024	2/24/2025
Pioneer Core Equity Fund	Pioneer Series Trust XI	12/31/2024	2/24/2025
Pioneer Fund	Pioneer Fund	12/31/2024	2/24/2025
Pioneer U.S. Government Money Market	Pioneer Money Market	12/31/2024	2/24/2025
Fund	Trust